Exhibit 99.1

CorMedix completes ACQUIsition of MELINTA THERAPEUTICS AND
ANNOUNCES NEW LEADERSHIP TEAM

- Transformational deal for CorMedix that expands and diversifies company’s commercial product portfolio, with seven innovative drug products and a pipeline expansion indication with near-term revenue growth potential -

- Revised guidance of pro forma 2025 combined revenues, now estimated to be in the range of $325 to $350 million -

- Transaction expected to be near-term accretive to EPS with double-digit accretion expected in 2026; annual run-rate synergies expected to be ~$35 to $45 million -

Berkeley Heights, NJ – September 2, 2025 – CorMedix Inc. (“CorMedix”) (Nasdaq: CRMD), a biopharmaceutical company focused on developing and commercializing therapeutic products for life-threatening diseases and conditions, today announced that it has successfully completed its previously announced acquisition of Melinta Therapeutics LLC (“Melinta”), a private commercial-stage company providing innovative therapies for acute and life-threatening illnesses.

“This acquisition is a transformational step in the evolution of CorMedix, providing an attractive revenue base of highly synergistic assets, as well as multiple opportunities to drive future growth. We are excited to complete the acquisition of Melinta, which enables us to expand our product portfolio in the hospital space while delivering therapies to patients with high unmet need,” said Joseph Todisco, CEO of CorMedix Inc. “The combination with Melinta creates a formidable and diversified specialty platform with a deep and experienced team in the hospital acute care and infectious disease arena.”

Strategic and Financial Benefits

●	Strengthens portfolio with multiple growth-driving assets - Seven marketed products (MINOCIN®, REZZAYO™, VABOMERE®, ORBACTIV™, BAXDELA®, KIMYRSA®, and TOPROL-XL®) will add revenue and expanded reach in infectious disease.

●	Diversifies and increases portfolio and revenue base and cash flow - Melinta’s portfolio generated total revenues of $120 million in 2024 and is expected to deliver $125 million to $135 million of revenue for FY 2025.

Growth asset in REZZAYO™ for prophylaxis - Ongoing Phase III study of REZZAYO™, if successful, is expected to support a supplemental New Drug Application (sNDA) for expanded use for the prophylaxis of invasive fungal infections in adult patients undergoing allogeneic blood and marrow transplant. If approved, peak annual sales for REZZAYO™ in this indication could exceed $200 million.

●	Strong fit with existing CorMedix infrastructure and future deployment needs - With the potential to achieve annual run-rate synergies of $35 million to $45 million in the near-term, the combination sets the stage for the future potential expansion of DefenCath® into total parenteral nutrition (TPN), for which inpatient utilization is expected to account for a significant portion of the addressable market. CorMedix expects that if approved, peak annual sales of DefenCath® in the TPN indication will be in the range of $150 to $200 million.

●	Acquisition is expected to be highly accretive in 2026

Revised Full Year Financial Guidance

●	Pro forma 2025 Revenue: $325 million – $350 million

●	Pro forma 2025 Synergized Adjusted EBITDA: $165 million – $185 million

●	DefenCath® 2025 Revenue: $200 million – $215 million

Planned Senior Leadership

The following executives will form the core of the senior leadership team of the newly merged company serving in roles that are the same or essentially similar to the one each executive currently holds, unless otherwise stated:

●	Susan Blum, CFO of Melinta Therapeutics LLC, will assume the role of EVP & Chief Financial Officer;

●	Dr. Matt David, EVP & CFO of CorMedix Inc., will assume the newly created role of EVP & Chief Business Officer;

●	Liz Hurlburt, EVP & Chief Clinical Strategy and Operations Officer of CorMedix Inc., will assume the newly created role of EVP & Chief Operating Officer, and will serve as Chief Integration Officer;

●	Beth Steinbrenner, SVP and Chief Human Resource Officer of CorMedix Inc., will continue in her role for the newly merged company; and

●	Beth Zelnick Kaufman, EVP & Chief Legal and Compliance Officer and Corporate Secretary of CorMedix Inc., will continue in her role for the newly merged company.

Post closing, both Melinta Therapeutics LLC and CorMedix Inc. commercial leaders will retain oversight of their respective commercial teams on an interim basis, reporting directly to the CEO individually. The Company expects to finalize a permanent commercial organization structure by the end of the year.

“This combination with Melinta has allowed us to significantly bolster all levels of our organization as well as create a dynamic leadership team that harnesses the best of both organizations,” said Joseph Todisco, CEO of CorMedix Inc. “I am proud of what both organizations have achieved independently and I am excited about the potential for the newly merged organization to achieve success.”

Acquisition Terms and Financing

Under the terms of the agreement, CorMedix paid $300 million in upfront consideration, comprised of $260 million in cash and $40 million in CorMedix equity issued to affiliates of Deerfield Management Company, L.P. (“Deerfield”) as Melinta’s sole owners. The cash consideration was funded by a combination of CorMedix’s existing cash on hand and the proceeds of a $150 million convertible debt financing with high quality healthcare focused institutional investors, including Deerfield, the terms of which are described in a Current Report on Form 8-K filed by CorMedix on August 7, 2025. The agreement contains an additional regulatory milestone payment of up to $25 million (payable in cash or shares at CorMedix’s election) for the FDA approval of the expanded indication of REZZAYO™ for prophylaxis of invasive fungal infections in adults undergoing allogeneic blood and marrow transplantation, if this milestone event is achieved by June 30, 2029. Furthermore, the agreement includes tiered royalties on REZZAYO™ U.S. net sales and low-single-digit royalties on MINOCIN® U.S. net sales.

About CorMedix

CorMedix Inc. is a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of life-threatening conditions and diseases. CorMedix is commercializing DefenCath® (taurolidine and heparin) for the prevention of catheter related bloodstream infections in patients undergoing hemodialysis via a central venous catheter. Following its August 2025 acquisition of Melinta Therapeutics LLC, CorMedix is also commercializing a portfolio of anti-infective products including MINOCIN® (minocycline), REZZAYO® (rezafungin), VABOMERE® (meropenem and vaborbactam), ORBACTIV® (oritavancin), BAXDELA® (delafloxacin), and KIMYRSA® (oritavancin), as well as TOPROL-XL® (metoprolol succinate).

CorMedix has ongoing clinical studies for DefenCath® in Total Parenteral Nutrition and Pediatric patient populations and also intends to develop DefenCath® as a catheter lock solution for use in other patient populations. REZZAYO® is currently approved for the treatment of candidemia and invasive candidiasis in adults, with an ongoing Phase III study for the prophylaxis of invasive fungal infections in adult patients undergoing allogeneic blood and marrow transplantation. The completion of the Phase III study for REZZAYO™ is expected in 1H 2026. For more information visit: www.cormedix.com or www.melinta.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange, as amended (the “Exchange Act”), that are subject to risks and uncertainties. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects should be considered forward-looking statements, including, but not limited to statements regarding Melinta providing an attractive revenue base of highly synergistic assets with multiple opportunities to drive future growth; financial guidance, peak annual sales estimates, synergy estimates and timing, accretion estimates, and EBITDA or Adjusted EBITDA estimates. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, and readers are directed to the Risk Factors identified in CorMedix’s filings with the SEC, including its most recent Annual Report on Form 10-K, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix and in the Quarterly Report on Form 10-Q for the quarter ended, on June 30, 2025. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and such forward-looking statements speak only as of the date of this press release. Investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Actual outcomes or results may differ from anticipated results, sometimes materially. Factors that could cause actual results to differ include, but are not limited to: the ability to integrate the Melinta business into CorMedix and realize the anticipated strategic benefits of the transaction within the expected time-frames or at all; that such integration may be more difficult, time-consuming or costly than expected; the ability of the combined company to achieve the identified synergies; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the transaction; the retention of certain key employees; the expected benefits and success of Melinta’s products and product candidates; potential litigation relating to the transaction that could be instituted against CorMedix or its directors; rating agency actions and CorMedix’s ability to access short- and long-term debt markets on a timely and affordable basis; general economic conditions that are less favorable than expected; geopolitical developments and additional changes in international trade policies and relations, including tariffs; and the ability of our products and product candidates to compete effectively against current and future competitors.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures, including Adjusted EBITDA, which are intended as supplemental measures of CorMedix’s performance that are not required by or presented in accordance with GAAP. Management uses these non-GAAP measures internally to evaluate and manage CorMedix’s operations and to better understand its business because they facilitate a comparative assessment of CorMedix’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect CorMedix’s operations and underlying operational performance.

CorMedix believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to CorMedix’s financial condition and operating results and facilitate an evaluation of the financial performance of CorMedix and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of CorMedix’s financial performance, results of operations and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in CorMedix’s financial statements; do not reflect changes in, or cash requirements for, working capital needs. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with CorMedix’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate CorMedix’s business.

Adjusted EBITDA is a non-GAAP financial measure and excludes non-cash items such as stock based compensation and certain non-recurring items. See CorMedix’s earnings release dated August 7, 2025 for further information. Pro forma 2025 Synergized Adjusted EBITDA and Pro Forma 2025 Revenue were prepared by combining the estimated financial results and guidance for CorMedix and Melinta for the full fiscal year ended December 31, 2025, without further adjustment, and taking into account 100% realization of expected synergies and full year run-rate of estimated synergies (as if the transaction had closed on January 1, 2025). As a result, we believe this pro forma financial information includes non-GAAP financial measures. CorMedix has not provided a reconciliation to the most directly comparable GAAP measures because certain items needed to make a reasonable forward-looking estimate of the comparable GAAP measures cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort. Pro forma financial information does not necessarily reflect the actual results that we would have achieved had the pro forma transaction been consummated as of the date indicated nor does it reflect the potential future results of the combined company. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

Investor Contact:

Dan Ferry
Managing Director
LifeSci Advisors

daniel@lifesciadvisors.com
(617) 430-7576